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                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTING

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. No. 333-37105, No. 333-44699, No. 333-60423,
No. 333-65541, No. 333-84355, No. 333-90325, No. 333-31850, No. 333-35536,
No. 333-35504, and No. 333-31848, No. 333-35504, No. 333-35536, No.
333-40170, No. 333-45804, No. 333-52500, No. 333-55298 and No. 333-57046.




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


San Diego, California
June 29, 2000